Exhibit 35.2

425 Phillips Boulevard Ewing, New Jersey 08628 609.883.3900 Ext. 3288 Email: GTornquist@Cenlar.com

Re: Servicer Compliance Statement (Item 1123)

The undersigned, a duly authorized officer of Cenlar FSB, as servicer (“the Servicer”) pursuant to applicable servicing agreements governing the securities listed in Exhibit A, does certify that:

1.	A review of the Servicer’s activities during the period of 1/1/2017 to 12/31/2017 (the “Reporting Period”) and of the Servicer’s performance under the applicable servicing agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 8th day of March 2018.

By:	/s/ Gregory S. Tornquist

Name:	Gregory S. Tornquist
Title:	President
Chief Executive Officer
Chairman of the Board

Mailing Address: Cenlar FSB • 425 Phillips Boulevard, Ewing New Jersey 08618

Exhibit A—Securities Covered in Cenlar’s Servicer Compliance Statement

Investor	Servicer	Security	* Period Subserviced by Cenlar FSB	Master Servicer

RW8	Redwood Residential Acquisition Corp	SEMT 2013-8	1/1 to 12/31/17	Citi

RX0	Redwood Residential Acquisition Corp	SEMT 2013-9	1/1 to 12/31/17	Citi

RX1	Redwood Residential Acquisition Corp	SEMT 2013-10	1/1 to 12/31/17	Citi

RX2	Redwood Residential Acquisition Corp	SEMT 2013-11	1/1 to 12/31/17	Citi

RX3	Redwood Residential Acquisition Corp	SEMT 2013-12	1/1 to 12/31/17	Citi

RX8	Redwood Residential Acquisition Corp	SEMT 2014-1	1/1 to 12/31/17	Citi

RT4	Redwood Residential Acquisition Corp	SEMT 2014-2	1/1 to 12/31/17	Citi

RT5	Redwood Residential Acquisition Corp	SEMT 2014-3	1/1 to 12/31/17	Citi

RD0	Redwood Residential Acquisition Corp	SEMT 2014-4	1/1 to 12/31/17	Citi

RD1	Redwood Residential Acquisition Corp	SEMT 2015-1	1/1 to 12/31/17	Citi

RD2	Redwood Residential Acquisition Corp	SEMT 2015-2	1/1 to 12/31/17	Citi

RD5	Redwood Residential Acquisition Corp	SEMT 2015-3	1/1 to 12/31/17	Citi

RS8	Redwood Residential Acquisition Corp	SEMT 2015-4	1/1 to 12/31/17	Citi

RV1/UB2	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-1	1/1 to 12/31/17	Citi

RV2/UB4	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-2	1/1 to 12/31/17	Citi

RV3/UB5	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-3	1/1 to 12/31/17	Citi

Investor	Servicer	Security	* Period Subserviced by Cenlar FSB	Master Servicer

RV4	Redwood Residential Acquisition Corp	SEMT 2017-1	1/1 to 12/31/17	Citi

RV5	Redwood Residential Acquisition Corp	SEMT 2017-2	2/1 to 12/31/17	Citi

RV6	Redwood Residential Acquisition Corp	SEMT 2017-3	3/1 to 4/30/17	Citi

H06	Redwood Residential Acquisition Corp	SEMT 2012-1	1/1 to 12/31/17	Wells

K06	Redwood Residential Acquisition Corp	SEMT 2012-2	1/1 to 12/31/17	Wells

L06	Redwood Residential Acquisition Corp	SEMT 2012-3	1/1 to 12/31/17	Wells

Z06	Redwood Residential Acquisition Corp	SEMT 2012-4	1/1 to 12/31/17	Wells

Y06	Redwood Residential Acquisition Corp	SEMT 2012-5	1/1 to 12/31/17	Wells

RW0	Redwood Residential Acquisition Corp	SEMT 2012-6	1/1 to 12/31/17	Wells

RW1	Redwood Residential Acquisition Corp	SEMT 2013-1	1/1 to 12/31/17	Wells

RW2	Redwood Residential Acquisition Corp	SEMT 2013-2	1/1 to 12/31/17	Wells

RW3	Redwood Residential Acquisition Corp	SEMT 2013-3	1/1 to 12/31/17	Wells

RW4	Redwood Residential Acquisition Corp	SEMT 2013-4	1/1 to 12/31/17	Wells

RW5	Redwood Residential Acquisition Corp	SEMT 2013-5	1/1 to 12/31/17	Wells

RW6	Redwood Residential Acquisition Corp	SEMT 2013-6	1/1 to 12/31/17	Wells

RW7	Redwood Residential Acquisition Corp	SEMT 2013-7	1/1 to 12/31/17	Wells